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                                  EXHIBIT (21)

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List of Subsidiaries:
- - ---------------------

Consolidated Subsidiaries (direct subsidiaries of Paramount Communications Inc. are designated with 'PCI' as the 'Parent or Investor') as of March 31, 1994:

                                                                                             Unnamed Wholly-Owned
                                                Jurisdic-                  Percentage        Subsidiaries of Named
                                                 tion in       Parent       of Voting        Subsidiaries Carrying
                                                  which          or        Securities         on the Same Line of
              Name                              Organized     Investor        Owned             Business (1)(2)
              ----                              ---------     --------     ----------        ---------------------
                                                                                             Domestic      Foreign
                                                                                             --------      -------


Aetrax International
  Corporation ('AIC') . . . . . . . . . . .    Delaware       PPCI            87
                                                              PCCL            13
Broadcast Holdings Ltd., L.P. ('BHL') . . .    Delaware       PCI             95
                                                              T59              5
Computer Curriculum Corporation . . . . . .    Delaware       PHI            100
CPW Holdings Inc. ('CPWH')  . . . . . . . .    Delaware       NWI            100
CPW Investments Ltd., L.P. ('CPWI') . . . .    Delaware       PCI             98
                                                              CPWH             2
Eighth Century Corporation ('ECC'). . . . .    Delaware       PCIHC          100
Famous Players Inc. . . . . . . . . . . . .    Canada         PPCI           100 (1b)                         4
Festival Inc. ('FES') . . . . . . . . . . .    Delaware       T59            100
Gulf & Western International
  N.V. ('GWINV')  . . . . . . . . . . . . .    Netherlands    PCBV           100
                                               Antilles
International Raw Materials
  Limited . . . . . . . . . . . . . . . . .    Bahamas        PCHC           100
Kings Island Company  . . . . . . . . . . .    Delaware       CPWI            99 (1b)            2
                                                              CPWH             1

Macmillan, Inc. . . . . . . . . . . . . . .    Delaware       PHI            100 (1a)            2
Madison Square Garden Corporation . . . . .    Delaware       PCR            100 (1b)           15
Monetas N.V.  . . . . . . . . . . . . . . .    Netherlands    PCBV           100
                                               Antilles
Newtel Inc. ('NI')  . . . . . . . . . . . .    Delaware       PCI            100
Nine W Inc. ('NWI') . . . . . . . . . . . .    Delaware       PCIHC          100
Paramount Communications
  Acquisition Corporation ('PCAC'). . . . .    Delaware       PCIHC          100
Paramount Communications B.V.
  ('PCBV')  . . . . . . . . . . . . . . . .    Netherlands    PCHC           100
Paramount Communications (Canada)
  Limited ('PCCL'). . . . . . . . . . . . .    Ontario        PCICI          100





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
                                                                                             Unnamed Wholly-Owned
                                                Jurisdic-                  Percentage        Subsidiaries of Named
                                                 tion in       Parent       of Voting        Subsidiaries Carrying
                                                  which          or        Securities         on the Same Line of
              Name                              Organized     Investor        Owned             Business (1)(2)
              ----                              ---------     --------        -----          ---------------------
                                                                                             Domestic      Foreign
                                                                                             --------      -------

Paramount Communications Holding
  Company ('PCHC') . . . . . . . . . . .       Delaware       PCIHC          100 (1b)                          9
Paramount Communications Realty
  Corporation ('PCR') . . . . . . . . . . .    Delaware       PCIHC          100 (1b)           12
Paramount Home Video, Inc.  . . . . . . . .    Delaware       PPC            100
Paramount Parks Inc . . . . . . . . . . . .    Delaware       PCR            100
Paramount Pictures (Canada)
  Inc. ('PPCI')   . . . . . . . . . . . . .    Ontario        GWINV           66
                                                              PCCL            34
Paramount Pictures
  Corporation ('PPC') . . . . . . . . . . .    Delaware       PCIHC          100 (1b)           17             3
Paramount Stations Group Inc. ('PSG') . . .    Virginia       NI              79 (1b)            2
                                                              BHL             21
Paramount Stations Group Holding
  Company Inc. ('PSGHC')  . . . . . . . . .    Virginia       PSG            100 (1b)            3
Paramount Stations Group
  of Philadelphia Inc.  . . . . . . . . . .    Virginia       PSGHC          100
Paramount Television Service, Inc.  . . . .    Delaware       PPC            100
PCI Canada Inc. ('PCICI') . . . . . . . . .    Delaware       PCHC           100 (1b)            1             4
PCI's Holdings Corporation ('PCIHC')  . . .    Delaware       PCI            100 (1a)            5
                                                                                 (1b)            7
Premier Advertiser Sales Inc. . . . . . . .    Delaware       PPC            100
Prentice-Hall Canada Inc. . . . . . . . . .    Ontario        PHII           100
Prentice-Hall, Inc. ('PHI') . . . . . . . .    Delaware       PCAC           100 (1a)           95            15
Prentice-Hall International, Inc. ('PHII').    New York       PHI            100
Silver Burdett Ginn Inc.  . . . . . . . . .    Delaware       S&S            100 (1a)            1
Simon & Schuster, Inc. ('S&S'). . . . . . .    New York       PCIHC          100 (1a)           14             3
Theatre 59 Ltd. ('T59') . . . . . . . . . .    Delaware       AIC            100 (1b)            1
                                                                                               ---            --
                                                                                               177            38
                                                                                               ===            ==





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


Unconsolidated subsidiaries held by Paramount Communications Inc. as of March 31, 1994:

                                                                                                   Percentage
                                                               Jurisdiction         Parent          of Voting
                                                                 in which             or           Securities
                  Name                                           Organized         Investor           Owned
                  ----                                           ---------         --------        ----------

Cinema International Corporation N.V.  . . . . . . . . . .     Netherlands         PPC                  49
Cinema International B.V.  . . . . . . . . . . . . . . . .     Netherlands         PCBV                 49
Cinamerica Theatres, L.P.  . . . . . . . . . . . . . . . .     Delaware            FES                  50
United Cinemas International Multiplex B.V.  . . . . . . .     Netherlands         PCBV                 49
United International Pictures B.V. . . . . . . . . . . . .     Netherlands         PCBV                 33
USA Networks . . . . . . . . . . . . . . . . . . . . . . .     New York            ECC                  50

(1) The subsidiaries of these companies are engaged in the following lines of business:


                                                                                   Domestic          Foreign
                                                                                   --------          -------

      (a)    Publishing   . . . . . . . . . . . . . . . . . . . . . . . . . . . .     117               18
      (b)    Entertainment  . . . . . . . . . . . . . . . . . . . . . . . . . . .      60               20
                                                                                      ---               --
                                                                                      177               38
                                                                                      ===               ==


(2) In addition to subsidiaries referred to in (1), the names of certain subsidiaries, which if considered in the aggregate as a single subsidiary would not constitute a significant subsidiary, have been omitted.





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